Exhibit 99.4(b)

[ SCHWAB GENESIS VARIABLE ANNUITY NY ] SCHEDULE

CONTRACT NUMBER	ISSUE DATE
[ VA00000001 ]	[ June 1, 2020 ]

OWNER 1	BIRTH DATE OF OWNER 1
[ John Doe ]	[ January 1, 1950 ]

OWNER 2	BIRTH DATE OF OWNER 2
[ None ]	[ Not Applicable ]

ANNUITANT	BIRTH DATE OF ANNUITANT
[ John Doe ]	[ January 1, 1950 ]

BENEFICIARY	ANNUITY DATE
As contained in our records	[ January 1, 2045 ]

PROTECTED LIFETIME INCOME OPTION	DEATH BENEFIT
[ Marketing Name ]	[ Contract Value ]

AGENT	INSURANCE REGULATORY AUTHORITY
[ Allen Agent ]	[ New York State Department of Financial Services ]
[ Brisk Financial Services ]	[ 800-342-3736 ]
[ 5678 High Street ]	[ www.dfs.ny.gov ]
[ Anycity, NY 12345 ]

INITIAL PURCHASE PAYMENT	TAX-QUALIFIED STATUS
[ $100,000.00 ]	[ Non-Qualified ]

INTEREST RATES FOR THE GUARANTEED ACCOUNT

Annual Effective Interest Rates for the	FIXED ACCOUNT — [ 1.00% ]
Guaranteed Account on the Issue Date:	DCA ACCOUNT 1 — [ 2.00% ]
DCA ACCOUNT 2 — [ 3.00% ]

Non-Forfeiture Interest Rate (NFIR) for the Guaranteed Account:	[ 1.00% ]

[ The Contract’s NFIR for the Guaranteed Account was established on the Issue Date and will not change. It was determined by taking the 5-Year Constant Maturity Treasury Rate as of the January 31 prior to the May 1 — April 30 annual period during which the Contract was issued, subtracting 1.25%, and rounding the result to the nearest 0.05%.  The NFIR cannot be less than 1.00% and will not be more than 3.00%.  Interest rates declared by the Company for the Guaranteed Account will be at least equal to the Contract’s NFIR. ]

NY-VDA-A-2006SF-1	[ Schwab Genesis VA NY 7/20 ]

A

[ SCHWAB GENESIS VARIABLE ANNUITY NY ] SCHEDULE

CONTRACT LIMITATIONS, FEES, AND CHARGES

Maximum Issue Date:	We will not issue a Contract on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday.

Maximum Annuity Date:	The oldest Owner’s or Annuitant’s [ 95th ] birthday.

Additional Purchase Payments:	Not permitted on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday or within 3 years of the Annuity Date.

Minimum Additional Purchase Payment:	$100.00

Maximum Aggregate Purchase Payments:	$1,000,000.00

Mortality & Expense Risk Charge:	[ 0.15% ] per year
The Mortality & Expense Risk Charge was established on the Issue Date and will not change.

Administration Charge:	[ 0.10% ] per year
The Administration Charge was established on the Issue Date and will not change.

Transfer Fee for Transfers in Excess of Limit:	$25 for each transfer in excess of 12 per Contract Year.
The Transfer Fee was established on the Issue Date and will not change.

Assumed Investment Return	5.00% per year

The Assumed Investment Return was established on the Issue Date and will not change. It is used in the calculation of variable annuity income payments as described in the ANNUITY INCOME PAYMENTS section of the Contract.

B

[ SCHWAB GENESIS VARIABLE ANNUITY NY ] SCHEDULE

INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE

Protective Life Guaranteed Account

Fixed Account	DCA Account 1	DCA Account 2

Sub-Accounts of the Protective Variable Annuity Separate Account

[ American Funds IS	Invesco
Asset Allocation Class 4	Balanced-Risk Allocation Series II
Blue Chip Income & Growth Class 4	Comstock Series II
Bond Class 4	Equity and Income Series II
Capital Income Builder Class 4	Global Real Estate Series II
Global Growth Class 4	Government Securities Series II
Global Growth & Income Class 4	Growth and Income Series II
Global Small Cap Class 4	International Growth Series II
Growth Class 4	Oppenheimer Global Series II
Growth-Income Class 4	Oppenheimer Government Money Series I
International Class 4	Oppenheimer Main Street Series II
New World Class 4
U.S. Government/AAA-Rated Securities Class 4	Legg Mason
ClearBridge Variable Mid Cap Class II
Clayton Street (Managed by Janus Capital Management, LLC)	ClearBridge Variable Small Cap Class II
Protective Life Dynamic Allocation Series Conservative
Protective Life Dynamic Allocation Series Moderate	Lord Abbett
Protective Life Dynamic Allocation Series Growth	Bond Debenture Value Class
Dividend Growth Value Class
Fidelity Investments	Fundamental Equity Value Class
Investment-Grade Bond Portfolio SC2	Growth Opportunities Value Class
Mid Cap Portfolio SC2
PIMCO
Franklin Templeton Investments	All Asset Advisor Class
Franklin Flex Cap Growth Class 2	Global Diversified Allocation Advisor Class
Franklin Income Class 2	Long-Term U.S. Government Advisor Class
Franklin Mutual Global Discovery Class	Low Duration Advisor Class
Franklin Mutual Shares Class 2	Real Return Advisor Class
Franklin Rising Dividends Class 2	Short Term Advisor Class
Franklin Small Cap Value Class 2	Total Return Advisor Class
Franklin Small Mid Cap Growth Class 2
Franklin Strategic Income Class 2	Royce
Templeton Developing Markets Class 2	Small-Cap Service Class
Templeton Foreign Class 2
Templeton Global Bond Class 2	Schwab
Balanced
Goldman Sachs	Balanced with Growth
Core Fixed Income Service Class	Government Money Market Portfolio™
Global Trends Allocation Service Class	Growth
Growth Opportunities Service Class	S&P 500 Index ]
Mid Cap Value Service Class
Strategic Growth Service Class

Great-West
Bond Index Fund

C